Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-8 of VTEX of our report dated February 24, 2022 relating to the financial statements of VTEX, which appears in the Annual Report (Form 20-F) for the year ended December 31, 2021 of VTEX.

/s/ PricewaterhouseCoopers Auditores Independentes Ltda.

Rio de Janeiro, Brazil

November 8, 2022